CREDIT LINE AGREEMENT
This Credit Line Agreement (the “Agreement”), dated as of April 30, 2007, is made and entered into by and among TopSpin Medical Inc., a corporation incorporated under the laws of the State of Delaware (the “Company”) and Poalim IBI — Managing & Underwriting Ltd. (“IBI”).
The Company requires funding to finance its activities, and the parties have agreed that IBI will make available to the Company a credit line in NIS amount equal to the amount of up to US$ 250,000 translated into NIS pursuant to the official representative rate of exchange of the US$ as published by the Bank of Israel on the date such amount was actually transferred to the Company (the “Principal Amount”), pursuant to the terms and subject to the conditions set forth herein.
NOW, THEREFORE, in consideration of the mutual agreements herein contained, and intending to be legally bound, IBI and Company agree as follows:
1.	The Credit Line. On the basis of the representations and covenants made by Company herein, IBI undertakes to make available to Company from and after the date hereof a credit line of up to the Principal Amount (the “Credit Line”). The Company shall be entitled, from time to time but not later than July 31, 2007 (the “Repayment Date”), by advance written notice of two business days to IBI (the “Notice”), to request that the Principal Amount not yet transferred to the Company, or any part thereof, will be transferred to the Company’s bank account the details of which will be provided to IBI together with the Notice, and IBI undertakes to make the Principal Amount available to the Company as set forth herein. Any portion of the Principal Amount provided to the Company shall be linked to the rate of increase of the Consumer Price Index until the time of repayment and shall bear an interest at the rate of 8% per annum, from the date of its actual payment to the Company and until its repayment (the Principal Amount actually transferred to the Company and all accrued and unpaid interest thereon shall be referred to herein, collectively, as the “Loan Amount”). Notwithstanding the above, the Loan Amount will be made available to the Company only after a loan in the amount of US$ 500,000 is actually provided to the Company by certain controlling shareholders of the Company (the “Shareholders Loan”).

2.	Repayment of the Loan Amount. The Loan Amount shall be repaid by the Company not later than the Repayment Date. The Company may repay the Loan Amount or any part thereof at any time prior to the Repayment Date, at its sole discretion. For the avoidance of doubt, any part of the Principal Amount repaid to IBI prior to the Repayment Date will again be available to the Company pursuant to the terms of this Agreement until the Repayment Date.

3.	Credit Line Fees. Upon the transfer of the Shareholders Loan to the Company the Company shall pay IBI one time cash fee in the amount of US$3,750.

4.	Use of Principal Amount. The Company undertakes that any Principal Amount transferred to it by IBI shall be used to fund the day-to-day operations of the Company. The Principal Amount shall not be used for the repayment of the Shareholders Loan.

5.	Validity of Transaction. The Company declares that it has all requisite power and authority to execute, deliver, and perform this Agreement. All necessary corporate proceedings of the Company have been duly taken to authorize the execution, delivery, and performance of this Agreement by the Company. This Agreement, when duly executed and delivered by IBI, shall constitute the legal, valid, and binding obligation of the Company, enforceable as to the Company in accordance with its terms. The Company further represents and warrants to IBI that it has good and valid title to all of the Pledged Shares (as defined below), free and clear of all liens, security interests and other encumbrances.

IBI declares that it has all requisite power and authority to execute, deliver, and perform this Agreement. All necessary corporate proceedings of IBI have been duly taken to authorize the execution, delivery, and performance of this Agreement by IBI. This Agreement, when duly executed and delivered by IBI, shall constitute the legal, valid, and binding obligation of IBI, enforceable as to IBI in accordance with its terms.

6.	Security. As security to ensure the full and timely repayment of the Loan Amount, the Company hereby creates and grants to IBI a security interest in 7,521 Ordinary Shares NIS 1.00 par value each of the Company’s wholly owned subsidiary, TopSpin Medical (Israel) Ltd. (the “Subsidiary” and the “Pledged Shares”, respectively), subject to the following terms and conditions:
6.1.	In the event of any default in repayment of the Loan Amount, IBI shall be entitled to take possession of the Pledged Shares and, with respect to the Pledged Shares only, to exercise any and all rights afforded to a secured party under any applicable law.

6.2.	The Company undertakes to execute any document required to register the pledge of the Pledged Shares with the Israeli Registrar of Pledges. Alternatively, at the request of IBI after the date hereof, the Company undertakes to produce and execute such instruments as are necessary for IBI to perfect a security interest in the Pledge Shares under the Uniform Commercial Code in Delaware within 7 days of its request.

6.3.	Until the Loan amount was not fully repaid, the Subsidiary shall not issue any securities of the Subsidiary reflecting pre-money valuation for the Subsidiary of less than US$32,000,000, without the prior written consent of IBI.

6.4.	Upon payment in full of the Loan Amount, the pledge and security interest on the Pledged Shares shall be released, and IBI shall execute and deliver to the Company an instrument acknowledging the termination of the security interest hereunder.
7.	Default. The Loan Amount will immediately become due and payable upon any Event of Default as defined herein. The occurrence of any of the following shall be an Event of Default:
(a)	any material breach by the Company of any of its obligations or representations under this Agreement;

(b)	the commencement by the Company of any liquidation proceedings or the adoption of a winding up resolution by the Company, or the appointment of a receiver or trustee over the whole or any part or the Company’s assets, or the calling by the Company of a meeting of creditors for the purpose of entering into a scheme or arrangement with them, and if any of the aforementioned actions or proceedings is not canceled within sixty (60) days of its initiation; or

(c)	The levy of an attachment or the institution of execution proceedings against the whole or a substantial part of the Company’s assets, where such attachment or execution proceeding is not discharged within sixty (60) days; or

(d)	If the Company shall cease to operate its business; or

(e)	Upon the occurrence of any other material event which could adversely effect the rights of IBI hereunder.
The Company shall notify IBI within three business days of any such attachment or proceeding.
8.	Miscellaneous
8.1.	Company shall not be entitled to assign or transfer any of its rights or obligations hereunder in the absence of specific written consent of IBI. IBI may freely assign or transfer its rights and obligations hereunder to any entity Controlling or Controlled by IBI, or to GMF Limited, provided, however, that the transferee shall undertake in writing to fully maintain Company’s rights hereunder. In this Section the term “Control” mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a company, whether through ownership of voting securities, by contract, or otherwise. Any other assignment by IBI shall require the Company’s prior written consent.

8.2.	This Agreement may not be amended, supplemented, discharged, terminated or altered except by writing signed by the parties hereto.

8.3.	This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof, and supersedes all prior agreements between the parties hereof with regard to such subject matter.

8.4.	No failure or delay by any party to this Agreement to enforce at any time any of the provisions hereof, or to exercise any power or right thereunder, shall operate as or be construed to be, a waiver of any such provision, power or right. Any waiver of any provision hereof or any power or right thereunder shall be in writing, and shall be effective only in the specific instance and for the purpose for which given.

8.5.	Any notice required or permitted thereunder shall be in writing and shall be sent by courier, registered mail or confirmed facsimile to the parties hereto at the respective addresses set forth next to their respective signatures, as may be changed by each of the parties in a written notice from time to time.

8.6.	It is hereby agreed between the parties that the laws of the State of Israel shall apply to this Agreement and that the sole and exclusive place of jurisdiction in any matter arising out of or in connection with this Agreement shall be the competent courts of Tel-Aviv, Israel.
IN WITNESS WHEREOF the parties have signed this Agreement as of the date first hereinabove set forth.

/s/ Erez Golan /s/ Eyal Kolka	/s/ Eliav Bar-David

TopSpin Medical Inc.	Poalim IBI — Managing & Underwriting Ltd.

By: Erez Golan Eyal Kolka	By: Eliav Bar-David
Title: CEO CFO	Title: CEO
Address: 2 Yodfat Street	Address: 9 Achad Haam St.
Lod, Israel	Tel-Aviv, Israel
Fax: 972-8-9259003	Fax: 972-3-5175411
Attn: Eyal Kolka	Attn: Eliav Bar-David